Exhibit 10.1

EXCHANGE AGREEMENT

This EXCHANGE AGREEMENT (this “Agreement”), dated as of February 2, 2018, is entered into by and among Purple Innovation, Inc., a Delaware corporation (the “Corporation”), Purple Innovation, LLC, a Delaware limited liability company (the “Company”), InnoHold, LLC, a Delaware limited liability company and a Class B Holder (as defined below) (“InnoHold”) and any other Class B Holders that may from time to time become parties hereto.

WHEREAS, the parties hereto desire to provide for the exchange of Class B Units and Class B Stock for shares of Class A Stock (as such terms are defined below) on the terms and subject to the conditions set forth herein;

NOW, THEREFORE, in consideration of the mutual covenants and undertakings contained herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

Article I
DEFINITIONS

Section 1.1. Definitions. The following capitalized terms shall have the meanings specified in this Section 1.1. Other terms are defined in the text of this Agreement, and those terms shall have the meanings respectively ascribed to them therein.

“Applicable Law” means, with respect to any Person, any federal, state or local law (statutory, common or otherwise), constitution, treaty, convention, ordinance, code, rule, regulation, order, injunction, judgment, decree, ruling or other similar requirement enacted, adopted, promulgated or applied by a governmental authority or regulatory agency that is binding upon or applicable to such Person or its assets, as amended unless expressly specified otherwise.

“Board” means the board of directors of the Corporation.

“Business Day” has the meaning set forth in the LLC Agreement.

“Cash Exchange Payment” means an amount in immediately available funds in U.S. dollars equal to the product of (a) the number of Class B Paired Securities Exchanged, multiplied by (b) the then-applicable Exchange Rate multiplied by (c) the average of the daily VWAP of a share of Class A Common Stock for the 10 Trading Days immediately prior to the date of delivery of the relevant Exchange Notice.

“Class A Stock” has the meaning set forth in the LLC Agreement.

“Class A Unit” has the meaning set forth in the LLC Agreement.

“Class B Paired Security” shall mean one Class B Unit and one share of Class B Stock; for the avoidance of doubt, the combination of one Class B Unit and one share of Class B Stock shall be considered one Class B Paired Security for purposes of this Agreement, and no issuance of a share of Class A Stock pursuant to an Exchange shall be permitted hereunder unless each Class B Unit and share of Class B Stock comprising a Class B Paired Security is transferred, in tandem, to the Corporation.

“Class B Holder” has the meaning set forth in the LLC Agreement.

“Class B Stock” has the meaning set forth in the LLC Agreement.

“Class B Unit” has the meaning set forth in the LLC Agreement.

“Closing Price” means the last sale price of the Class A Stock for any applicable trading day.

“Code” means the Internal Revenue Code of 1986, as amended.

“Common Stock” means the Class A Stock and the Class B Stock.

“Exchange” means the exchange of Class B Paired Securities for Class A Stock, on the terms and conditions set forth herein, on any Exchange Date.

“Exchange Date” means, subject to Section 2.1(a)(ii), the date that is specified by a Class B Holder in its Exchange Notice.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exchange Rate” means the number of shares of Class A Stock for which one Class B Paired Security may be exchanged. On the date of this Agreement, the Exchange Rate shall be one (1), subject to adjustment pursuant to Section 2.2.

“Fair Market Value” means the Closing Price of one (1) share of Class A Stock on the Business Day prior to the measurement date; provided, that if the Class A Stock is listed on any domestic securities exchange, the term “Business Day” as used in this sentence means any Business Day on which such exchange is open for trading.

“Fundamental Transaction” has the meaning set forth in Section 2.1(b).

“LLC Agreement” means the Second Amended and Restated Limited Liability Company Agreement of the Company, dated as of the date hereof, as the same may be further amended or restated from time to time.

“Lock-Up Agreement” means that certain Lock-Up Agreement by and among the Corporation, InnoHold and certain other parties thereto of even date herewith.

“Lock-Up Period” has the meaning set forth in the Lock-Up Agreement.

“Member” has the meaning set forth in the LLC Agreement.

“Month” means, unless the context requires otherwise, a calendar month.

“Person” means and includes any individual and any legal entity, including a corporation, partnership, association, limited liability company, trust, joint stock company or estate.

“Registration Rights Agreement” means that certain Registration Rights Agreement, dated as of the date hereof, by and among the Corporation and each other party thereto, as amended from time to time.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

“Subsidiary” has the meaning given to such term in the LLC Agreement.

“Tax Receivable Agreement” means that certain Tax Receivable Agreement, dated on or about the date hereof, among the Corporation, the Company and each other party thereto, as amended from time to time.

“Trading Day” means a day on which the NASDAQ Capital Market or such other principal United States securities exchange on which the shares of Class A Stock are listed or admitted to trading is open for the transaction of business (unless such trading shall have been suspended for the entire day), or if the shares of Class A Stock are not listed or admitted to trading on such an exchange, on the automated quotation system on which the shares of Class A Stock are then authorized for quotation.

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“Units” has the meaning set forth in the LLC Agreement.

“VWAP” means the daily per share volume-weighted average price of the Class A Stock on the principal U.S. securities exchange or automated or electronic quotation system on which Class A Stock trades, as displayed under the heading Bloomberg PRPL on the Bloomberg page designated for the Class A Stock (or its equivalent successor if such page is not available) in respect of the period from the open of trading on such day until the close of trading on such day (or if such volume-weighted average price is unavailable, (a) the per share volume-weighted average price of such Class A Stock on such day (determined without regard to afterhours trading or any other trading outside the regular trading session or trading hours), or (b) if such determination is not feasible, the market price per share of Class A Stock, in either case as determined by a nationally recognized independent investment banking firm retained in good faith for this purpose by the Company).

Article II
EXCHANGES

Section 2.1. Exchange of Class B Paired Securities for Class A Stock.

(a) Monthly Elective Exchanges.

(i) Subject to Section 2.1(c), at any time following the expiration of the Lock-Up Period, and subject to Section 2.1(g) and the adjustment as provided in this Agreement, each Class B Holder shall be entitled on any Exchange Date to surrender all or a portion of the Class B Paired Securities held by such Class B Holder to the Company (or, at the option of the Corporation, directly to the Corporation) in exchange for, at the option of the Corporation (acting by a majority of the disinterested members of the Board), either (A) the delivery by the Corporation to the exchanging Class B Holder of a number of shares of Class A Stock that is equal to the product of the number of Class B Paired Securities surrendered multiplied by the Exchange Rate (the “Exchange Shares”), or (B) a Cash Exchange Payment in accordance with the instructions provided in the Exchange Notice; provided, however, that Class B Holder may exchange no less than the lesser of (A) the number of Class B Paired Securities held by Class B Holder and (B) One Thousand (1,000) Class B Paired Securities in any one Exchange.

(ii) A Class B Holder shall exercise its right to exchange Class B Paired Securities pursuant to this Section 2.1(a) by delivering to the Company, with a contemporaneous copy delivered to the Corporation, in each case during normal business hours at the principal executive offices of the Company and the Corporation, respectively, (A) a written election of exchange in respect of the Class B Paired Securities to be exchanged substantially in the form of Exhibit A hereto (an “Exchange Notice”), at least three Business Days prior to the Exchange Date specified by such Class B Holder in such Exchange Notice or within such shorter period of time as may be agreed upon by the Corporation and the exchanging Class B Holder, duly executed by such Class B Holder; (B) any certificates representing such Class B Paired Securities on the Exchange Date, together with a written assignment and acceptance agreement with respect to such Class B Paired Securities, in a form reasonably acceptable to the Corporation; and (C) if the Corporation or the Company requires the delivery of the certification contemplated by Section 2.4(b), either (i) such certification or (ii) written notice from such Class B Holder that it is unable to provide such certification on the Exchange Date.

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(iii) Upon a Class B Holder exercising its right to an Exchange, the Corporation and the Company shall take such actions as may be required to ensure that such Class B Holder receives the shares of Class A Stock that such exchanging Class B Holder is entitled to receive in connection with such Exchange pursuant to this Section 2.1(a). Without limiting the foregoing, in the event of an Exchange, (A) the Corporation shall be deemed to have transferred the Class A Stock to be delivered to the exchanging Class B Holder to the Company and the Company shall issue to the Corporation a number of Class A Units in the Company equal to the number of Class B Paired Securities exchanged by the Class B Holder and (B) the Company shall be deemed to have transferred such Class A Stock to the exchanging Class B Holder in exchange for the Class B Paired Securities surrendered by such Class B Holder in the Exchange. If an exchanging Class B Holder receives the shares of Class A Stock that it is entitled to receive in connection with an Exchange pursuant to this Section 2.1(a) directly from the Corporation, the Class B Holder shall have no further right to receive shares of Class A Stock from the Company in connection with that Exchange, and the Corporation and the Company shall be deemed to have satisfied their obligations under the first sentence of this Section 2.1(a)(iii). On the Exchange Date, all rights of the exchanging Class B Holder as a holder of the Class B Paired Securities that are subject to the Exchange shall cease, and such Class B Holder shall be treated for all purposes as having become the record holder of any shares of Class A Stock to be received by the exchanging Class B Holder in respect of such Exchange.

(b) Effect of Fundamental Transactions on Exchanges. Subject to Section 2.1(c), below, in the event of any merger, acquisition, reorganization, consolidation, or liquidation of the Corporation involving a payment or distribution of cash, securities or other assets to the holders of Class A Stock or any reclassification or other similar transaction as a result of which the shares of Class A Stock are converted into, among other things, another security or securities (a “Fundamental Transaction”), the Class B Units and the Class B Stock shall remain outstanding and the exchange provisions of this Agreement shall thereafter permit the exchange of Class B Paired Securities for the amount of such cash, securities or other assets which a Class B Holder would have received had he, she or it made an exchange for Class A Stock immediately prior to such Fundamental Transaction, regardless of whether such exchange would actually have been permitted at such time and taking into account any adjustment as a result of any division or subdivision (by any split, distribution or dividend, reclassification, reorganization, recapitalization or otherwise) or combination or consolidation (by reverse split, reclassification, recapitalization or otherwise) of such security, securities or other property that occurs after the effective time of such merger, acquisition, consolidation, reclassification, reorganization, recapitalization or other similar transaction. For the avoidance of doubt, if there is any reclassification, reorganization, recapitalization or other similar transaction in which the Class A Stock is converted or changed into another security, securities or other property, this Agreement shall continue to be applicable, mutatis mutandis, with respect to such security, securities or other property.

(c) Participation in Fundamental Transactions. Notwithstanding Section 2.1(b), the Corporation and the Company shall use their commercially reasonable efforts to expeditiously and in good faith provide the Class B Holders with sufficient notice of any proposed Fundamental Transaction so that any Class B Holder who elects in writing no later than 10 days prior to the proposed date of closing of such Fundamental Transaction may participate in any Fundamental Transaction involving the Class A Stock, shall not be required to comply with the requirements of Section 2.1(a) and, to facilitate participation in any such Fundamental Transaction and to adopt reasonable modifications (following good faith consultation with such electing Class B Holder) to the exchange procedures set forth in this Agreement so that any exercise required in respect thereof shall be effective only upon, and shall be conditional upon, the closing of such Fundamental Transaction. Any exchange by a Class B Holder in connection with a Fundamental Transaction shall not be subject to the timing requirements of Section 2.1(a), including without limitation that the Class B Holder may elect to make the exchange on a date other than the Exchange Date and shall not be subject to notice requirements of Section 2.1(a)(ii). Failure of any Class B Holder to provide notice under this Section 2.1(c) shall not disqualify such Class B Holder from participating in any Fundamental Transaction or from rights under Section 2.1(b).

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(d) Issuance of Class A Stock or Cash Exchange Payment. As promptly as practicable following satisfaction of a Class B Holder’s obligations under Section 2.1(a)(ii), and in any event no later than two (2) Business Days after such obligations are satisfied, the Corporation or the Company, as applicable, shall (A) deliver or cause to be delivered to such Class B Holder, at the address set forth on such Class B Holder’s signature page to the LLC Agreement (or at such other address as such party may designate to the Corporation), the number of shares of Class A Stock deliverable to such Class B Holder upon such Exchange, registered in the name of the relevant exchanging Class B Holder, subject to the Class B Holder’s execution of any letter of transmittal or other document required to be executed by the holders of Class A Stock, or (B) wire the Cash Exchange Payment to the bank account specified by the Class B Holder on the Exchange Notice. To the extent the Class A Stock is settled through the facilities of The Depository Trust Company, the Corporation or the Company, as applicable, will upon the written instruction of an exchanging Class B Holder, deliver the shares of Class A Stock deliverable to such exchanging Class B Holder, through the facilities of The Depository Trust Company, to the account of the participant of The Depository Trust Company designated by such exchanging Class B Holder in the Exchange Notice. Notwithstanding anything to the contrary in this Agreement, no fractional shares of Class A Stock shall be issued as a result of any Exchange. In lieu of any fractional share of Class A Stock to which a Class B Holder would otherwise be entitled in any Exchange, the Company or the Corporation, as applicable, shall pay to such Class B Holder cash equal to such fraction multiplied by the Fair Market Value as of the Exchange Date.

(e) Expenses. The Corporation, the Company, and each exchanging Class B Holder shall bear its own expenses in connection with the consummation of any Exchange, whether or not any such Exchange is ultimately consummated, except that the Company shall bear any transfer taxes, stamp taxes or duties, or other similar taxes as well as any other expenses incurred by the Corporation in connection with, or arising by reason of, any Exchange; provided, however, that if any shares of Class A Stock are to be delivered in a name other than that of the Class B Holder that requested the Exchange, then such Class B Holder or the Person in whose name such shares are to be delivered shall pay to the Company the amount of any transfer taxes, stamp taxes or duties, or other similar taxes in connection with, or arising by reason of, such Exchange or shall establish to the reasonable satisfaction of the Company that such tax has been paid or is not payable.

(f) Publicly Traded Partnership. Each of the Corporation and the Company covenants and agrees that neither shall take or cause or permit to be taken any action that would cause the Units in the Company to not meet the requirements of Treasury Regulation Section 1.7704-1(h) applicable to partnership interests that are not readily tradable on a secondary market. Notwithstanding anything to the contrary herein, if the Board, after consultation with its outside legal counsel and tax advisor, shall determine in good faith that, despite adherence by the Corporation and the Company to the foregoing, additional restrictions must be imposed on Exchanges in order for the Company not to be treated as a “publicly traded partnership” under Section 7704 of the Code, the Corporation or the Company, as applicable, may impose such restrictions on Exchanges, as the Corporation or the Company, as applicable, may reasonably determine to be necessary or advisable.

(g) Other Prohibitions on Exchange. For the avoidance of doubt, and notwithstanding anything to the contrary herein, a Class B Holder shall not be entitled to exchange Class B Paired Securities to the extent that the Corporation or the Company reasonably determines in good faith that the Exchange (i) would be prohibited by any Applicable Law (including the unavailability of any requisite registration statement filed under the Securities Act or any exemption from the registration requirements thereunder) or (ii) would not be permitted under any other agreement with the Corporation, its subsidiaries, the Company or the Subsidiaries to which such Class B Holder is a party (including the LLC Agreement). For the avoidance of doubt, no Exchange shall be deemed to be prohibited by any Applicable Law pertaining to the registration of securities if such securities have been so registered or if any exemption from such registration requirements is reasonably available, and the parties hereto believe that there is currently no law, regulation, injunction, order or decree of any nature and acknowledge that there is no agreement of the type referred to in clause (ii) of the preceding sentence, that would, in either case, restrict the ability of a Class B Holder to exchange Class B Paired Securities.

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Section 2.2. Adjustments.

(a) The Exchange Rate shall be adjusted accordingly if there is: (i) any subdivision (by any unit split, unit distribution, reclassification, reorganization, recapitalization or otherwise) or combination (by reverse unit split, reclassification, reorganization, recapitalization or otherwise) of the Class B Paired Securities that is not accompanied by an identical subdivision or combination of the Class A Stock; or (ii) any subdivision (by any stock split, stock dividend or distribution, reclassification, reorganization, recapitalization or otherwise) or combination (by reverse stock split, reclassification, reorganization, recapitalization or otherwise) of the Class A Stock that is not accompanied by an identical subdivision or combination of the Class B Paired Securities. For example, if there is a 2 for 1 stock split of Class A Stock and no corresponding split with respect to the Class B Paired Securities, the Exchange Rate would be adjusted to be 2. To the extent not fully reflected in an adjustment to the Exchange Rate, if there is any reclassification, reorganization, recapitalization or other similar transaction in which the Class A Stock are converted or changed into another security, securities or other property, then upon any subsequent Exchange, an exchanging Class B Holder shall be entitled to receive the amount of such security, securities or other property that such exchanging Class B Holder would have received if such Exchange had occurred immediately prior to the effective date of such reclassification, reorganization, recapitalization or other similar transaction, taking into account any adjustment as a result of any subdivision (by any split, distribution or dividend, reclassification, reorganization, recapitalization or otherwise) or combination (by reverse split, reclassification, recapitalization or otherwise) of such security, securities or other property that occurs after the effective time of such reclassification, reorganization, recapitalization or other similar transaction. For the avoidance of doubt, if there is any reclassification, reorganization, recapitalization or other similar transaction in which the Class A Stock are converted or changed into another security, securities or other property, this Section 2.2 shall continue to be applicable, mutatis mutandis, with respect to such security or other property.

(b) Each time that the Corporation acquires Class B Paired Securities other than in connection with a corresponding issuance by the Corporation of the same number of shares of Class A Stock (whether as a result of an Exchange or otherwise) or a concurrent recapitalization of the Company that causes the number of Class A Units held by the Corporation to equal the number of shares of Class A Stock outstanding immediately following such purchase of Class B Paired Securities (subject, in any such case, to prior applications of this Section 2.2(b)), the Exchange Rate shall be adjusted immediately following such transaction, without any further action by the Corporation or any Class B Holder, as follows: the Exchange Rate shall first be set at a ratio, the numerator of which shall be the number of shares of Class A Stock of the Corporation then-outstanding and the denominator of which shall be the sum of the number of Class A Units plus Class B Units then-owned by the Corporation, in each case after giving effect to the transaction that gave rise to such Exchange Rate adjustment and prior to giving effect to any event that has occurred which would give rise to an adjustment to the Exchange Rate pursuant to Section 2.2(a), and then that ratio shall be adjusted as set forth in Section 2.2(a) for each event (if any) giving rise to such Section 2.2(a) adjustment assuming that such event had occurred after the transaction that gave rise to the Exchange Ratio adjustment being made hereby.

Section 2.3. Class A Stock to be Issued.

(a) Subject to the terms of the Registration Rights Agreement, the Corporation and the Company covenant and agree to deliver shares of Class A Stock that have been registered under the Securities Act with respect to any Exchange to the extent that a registration statement is effective and available for such shares. In the event that any Exchange in accordance with this Agreement is to be effected at a time when any such registration has not become effective or otherwise is unavailable, the Corporation shall use its commercially reasonable efforts to promptly facilitate such Exchange pursuant to any reasonably available exemption from such registration requirements. The Corporation shall list the Class A Stock required to be delivered upon Exchange prior to such delivery on each national securities exchange or inter-dealer quotation system on which the outstanding Class A Stock may be listed or traded at the time of such delivery. Nothing contained herein shall be construed to preclude the Corporation or the Company from satisfying their obligations in respect of the exchange of the Class B Paired Securities by delivery of Class A Stock which are unregistered under the Securities Act or held in the treasury of the Corporation or the Company or any of their subsidiaries. The Corporation shall not be required to comply with this Section 2.3(a) in an Exchange in connection with a Fundamental Transaction.

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(b) The Corporation reserves the right to cause certificates evidencing such Class A Stock to be imprinted with legends as to restrictions on transfer that it may deem necessary or appropriate, including legends as to applicable U.S. federal or state securities laws or other legal or contractual restrictions, and may require any Class B Holder to which Class A Stock are to be issued to agree in writing (i) that such shares of Class A Stock will not be transferred except in compliance with such restrictions and (ii) to such other matters as the Corporation may deem reasonably necessary or appropriate in light of applicable law and existing agreements.

(c) The Corporation shall at all times reserve and keep available out of its authorized but unissued Class A Stock, solely for the purpose of issuance upon an Exchange, such number of shares of Class A Stock as shall be deliverable upon any such Exchange; provided that nothing contained herein shall be construed to preclude the Corporation from satisfying its obligations in respect of any such Exchange by delivery of purchased shares of Class A Stock (which may or may not be held in the treasury of the Corporation or any subsidiary thereof).

(d) Prior to the date of this Agreement, the Corporation has taken all such steps as may be required to cause to qualify for exemption under Rule 16b-3(d) or (e), as applicable, under the Exchange Act, and be exempt for purposes of Section 16(b) under the Exchange Act, any acquisitions or dispositions of equity securities of the Corporation (including derivative securities with respect thereto) and any securities which may be deemed to be equity securities or derivative securities of the Corporation for such purposes that result from the transactions contemplated by this Agreement, by each director or officer of the Corporation who may reasonably be expected to be subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Corporation upon the registration of any class of equity security of the Corporation pursuant to Section 12 of the Exchange Act (with the authorizing resolutions specifying the name of each such officer or director whose acquisition or disposition of securities is to be exempted and the number of securities that may be acquired and disposed of by each such Person pursuant to this Agreement).

(e) The Corporation covenants that all Class A Stock issued upon an Exchange will, upon issuance, be validly issued, fully paid and non-assessable and not subject to any preemptive right of stockholders of the Corporation or to any right of first refusal or other right in favor of any Person.

Section 2.4. Withholding; Certification of Non-Foreign Status.

(a) If the Corporation or the Company shall be required to withhold any amounts by reason of any federal, state, local or foreign tax rules or regulations in respect of any Exchange, the Corporation or the Company, as the case may be, shall be entitled to take such action as it deems appropriate in order to ensure compliance with such withholding requirements, including at its option withholding shares of Class A Stock with a Fair Market Value equal to the minimum amount of any taxes which the Corporation or the Company, as the case may be, may be required to withhold with respect to such Exchange, or requiring as a condition of any Exchange that the exchanging Unit holder tender to the Company an amount equal to the minimum amount of any taxes which the Corporation or the Company, as the case may be, may be required to withhold with respect to such Exchange. To the extent that amounts are (or property is) so withheld by the Company or Corporation and paid over to the appropriate taxing authority, such withheld amounts (or property) shall be treated for all purposes of this Agreement as having been paid (or delivered) to the applicable Class B Holder. The parties anticipate that, on the basis of current law, no federal income tax withholding would be required with respect to an Exchange by any Class B Holder who is a “United States person” within the meaning of Section 7701(a)(30) of the Code and who has properly certified that such holder is not subject to federal backup withholding.

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(b) Notwithstanding anything to the contrary herein, each of the Corporation and the Company may, in the reasonable exercise of its discretion, require as a condition to the effectiveness of an Exchange that an exchanging Class B Holder deliver to the Corporation or the Company, as the case may be, a certification of non-foreign status in accordance with Treasury Regulation Section 1.1445-2(b) or to provide any other applicable withholding certificate. In the event the Corporation or the Company has required delivery of such certification but an exchanging Class B Holder is unable to comply, the Corporation or the Company, as the case may be, shall nevertheless deliver or cause to be delivered to the exchanging Class B Holder the Class A Stock in accordance with Section 2.1, but subject to withholding as provided in Section 2.4(a).

Section 2.5. Distributions. No Exchange shall impair the right of the Class B Holder effecting an Exchange pursuant to this Agreement to receive any distributions payable on the Class B Units so exchanged in respect of a record date that occurs prior to the Exchange Date for such Exchange. No adjustments in respect of distributions on any Class B Unit will be made on the Exchange of any Class B Paired Securities, and if the Exchange Date with respect to a Class B Unit occurs after the record date for the payment of a distribution on Class B Units but before the date of the payment, then the registered Class B Holder of the Class B Unit at the close of business on the record date will be entitled to receive the distribution payable on the Class B Unit on the payment date notwithstanding the Exchange of the Class B Units, and, for the avoidance of doubt, no Class B Holder effecting an Exchange pursuant to this Agreement shall have the right to receive any distributions (including tax distributions) on any exchanged Class B Unit with a record date that occurs from and after any Exchange Date. No Class B Holder effecting an Exchange pursuant to this Agreement shall be entitled to receive, in respect of a single record date, both (i) distributions on the Class B Units exchanged by such Class B Holder and (ii) any dividends payable on shares of Class A Stock received by such Class B Holder in such Exchange.

Article III
REPRESENTATIONS AND WARRANTIES

Section 3.1. Representations and Warranties of the Class B Holders. Each Class B Holder, severally and not jointly, represents and warrants that, as of the date hereof and as of each Exchange Date upon which a Member is issued Class A Stock, (i) if it is not a natural person, that it is duly incorporated or formed and, the extent such concept exists in its jurisdiction of organization, is in good standing under the laws of such jurisdiction, (ii) it has all requisite legal capacity and authority to enter into and perform this Agreement and to consummate the transactions contemplated hereby, (iii) if it is not a natural person, the execution and delivery of this Agreement by it of the transactions contemplated hereby have been duly authorized by all necessary corporate or other entity action on the part of such Class B Holder, (iv) this Agreement constitutes a legal, valid and binding obligation of such Class B Holder enforceable against it in accordance with its terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors’ rights generally, (v) the execution, delivery and performance of this Agreement by such Class B Holder and the consummation by such Class B Holder of the transactions contemplated hereby will not (A) if it is not a natural person, result in a violation of the certificate of incorporation, bylaws, trust agreement or other organizational documents of such Class B Holder or (B) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which such Class B Holder is a party, or (C) result in a violation of any law, rule, regulation, order, judgment or decree applicable such Class B Holder, except with respect to clauses (B) or (C) for any conflicts, defaults, accelerations, terminations, cancellations or violations, that would not in any material respect result in the unenforceability against such Class B Holder of this Agreement, (vi) it is acquiring the Class A Stock issued in accordance with this Agreement for its own account with the present intention of holding such Class A Stock for purposes of investment, and that it has no intention of selling Class A Stock in a public distribution in violation of any federal or state securities laws, (vii) it is a sophisticated party for purposes of applicable federal and state securities laws and regulations or has employed the services of an adequate purchaser representative for purposes of applicable federal and state securities laws and regulations, (viii) such Class B Holder has knowledge and experience in financial and business matters such that such Class B Holder is capable of evaluating the merits and risks of an investment in the Corporation, (ix) it is able to bear the economic risks of an investment in the Class A Stock and could afford a complete loss of such investment and (x) if the Class B Holder is a partnership, “S corporation”, “grantor trust” or other flow-through entity, the interest of such Class B Holder in the Company does not represent “substantially all” of the value of its assets, and it was not a “principal purpose” of such Class B Holder to avoid the “100 partner” limitation applicable under section 7704 of the Code.

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Section 3.2. Representations and Warranties of the Corporation and the Company. Each of the Corporation and the Company, severally and not jointly, represents and warrants that, as of the date hereof (i) it is, and as of the date of an applicable Exchange it will be, duly incorporated or formed and, to the extent such concept exists in its jurisdiction of organization, in good standing under the laws of such jurisdiction, (ii) it has, and as of the date of an applicable Exchange it will have, all requisite legal capacity and authority to enter into and perform this Agreement and to consummate the transactions contemplated hereby, (iii) the execution and delivery of this Agreement by it and consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate or other entity action on the part of such party, (iv) this Agreement constitutes, and as of the date of an applicable Exchange it will constitute, a legal, valid and binding obligation of such party enforceable against it in accordance with its terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors’ rights generally, and (v) the execution, delivery and performance of this Agreement by such party and the consummation by such party of the transactions contemplated hereby will not (A) result in a violation of the certificate of incorporation, bylaws, trust agreement or other organizational documents of such party or (B) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which such party is a party, or (C) result in a violation of any law, rule, regulation, order, judgment or decree applicable to such party, except with respect to clauses (B) or (C) for any conflicts, defaults, accelerations, terminations, cancellations or violations, that would not in any material respect result in the unenforceability against such party of this Agreement.

Article IV
MISCELLANEOUS PROVISIONS

Section 4.1. Additional Class B Holders. To the extent a Class B Holder validly transfers any or all of such holder’s Class B Paired Securities to another Person in a transaction in accordance with, and not in contravention of, the LLC Agreement or the Registration Rights Agreement, then such transferee (each, a “Permitted Transferee”) shall have the right to execute and deliver a joinder to this Agreement in a form provided by the Corporation, whereupon such Permitted Transferee shall become a Class B Holder hereunder. If the Company issues any Class B Units following the date hereof, in accordance with, and not in contravention of, the LLC Agreement, then any recipient of such Class B Units shall have the right to execute and deliver a joinder to this Agreement in a form provided by the Corporation, and thereby become a Class B Holder hereunder. If the Company issues any other Units (as defined in the LLC Agreement) in the future, then the Corporation shall have the right to permit the holder of such Units to execute and deliver a joinder to this Agreement in a form provided by the Corporation, whereupon such holder shall become a Class B Holder hereunder, but solely with respect to such holder’s Units which constitute Class B Units hereunder, if any. Except as set forth in this Section 4.1, a Class B Holder may not assign or transfer any of its rights or obligations under this Agreement.

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Section 4.2. Notifications. Any notice, demand, consent, election, offer, approval, request, or other communication (collectively, a “notice”) required or permitted under this Agreement must be in writing and either delivered personally, sent by certified or registered mail, postage prepaid, return receipt requested or sent by recognized overnight delivery service, electronic mail (e-mail) or by facsimile transmittal. Any notice sent by confirmed e-mail or facsimile must be sent simultaneously by another method described in the prior sentence. A notice must be addressed:

(a)	If to the Corporation or the Company at:

Purple Innovation, Inc.

123 E. 200 N.

Alpine, UT 84004

Attn: Casey McGarvey

Email: casey@onpurple.com

with a copy (which copy shall not constitute notice) to:

Dorsey & Whitney LLP

111 S. Main St., Suite 2100

Salt Lake City, UT 84111

Attn: Nolan S. Taylor

E-mail: taylor.nolan@dorsey.com

Fax: (801) 933-7373

Tel: (801) 933-7366

(b) If to any Class B Holder, to the address and other contact information set forth in the records of the Company from time to time.

All such notices and communications shall be deemed to have been delivered and received (i) on the date personally delivered, (ii) one (1) Business Day after being sent by a reputable overnight delivery service, (iii) five (5) Business Days after being sent, if sent by registered or certified mail, and (iv) on the date delivered by facsimile or email with receipt of transmission confirmed during business hours on a Business Day (or one (1) Business Day after the date of delivery if delivered after business hours).

Section 4.3. Complete Agreement. This Agreement and the agreements referred to herein constitute the entire agreement and understanding among the parties with respect to the subject matter hereof and thereof, and supersedes all prior agreements or arrangements (written and oral), including any prior representation, statement, condition or warranty between the parties relating to the subject matter hereof and thereof.

Section 4.4. Applicable Law; Venue; Waiver of Jury Trial.

(a) This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof. Each of the parties hereto irrevocably consents to the exclusive jurisdiction and venue of any court within the State of Delaware in connection with any matter based upon or arising out of this Agreement or the matters contemplated herein, agrees that process may be served upon them in any manner authorized by the laws of the State of Delaware for such persons and waives and covenants not to assert or plead any objection which they might otherwise have to such jurisdiction, venue and such process.

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(b) EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE AGREEMENTS DELIVERED IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY HERETO CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 4.4.

Section 4.5. References to this Agreement; Headings. Unless otherwise indicated, “Articles,” “Sections,” “Subsections”, “Clauses”, “Exhibits” and “Schedules” mean and refer to designated Articles, Sections, Subsections, Clauses, Exhibits and Schedules of this Agreement. Words such as “herein,” “hereby,” “hereinafter,” “hereof,” “hereto,” and “hereunder” refer to this Agreement as a whole, unless the context indicates otherwise. All headings in this Agreement are for convenience of reference only and are not intended to define or limit the scope or intent of this Agreement. All exhibits and schedules referred to herein, and as the same may be amended from time to time, are by this reference made a part hereof as though fully set forth herein.

Section 4.6. Binding Provisions. This Agreement is binding upon, and inures to the benefit of, the parties hereto and their respective personal and legal representatives, heirs, executors, successors and permitted assigns.

Section 4.7. Construction. Common nouns and pronouns and any variations thereof shall be deemed to refer to masculine, feminine, or neuter, singular or plural, as the identity of the Person, Persons or other reference in the context requires. Every covenant, term and provision of this Agreement shall be construed simply according to its fair meaning and not strictly for or against any party hereto. Any reference to any statute, law, or regulation, form or schedule shall include any amendments, modifications, or replacements thereof. Any reference to any agreement, contract or schedule, unless otherwise stated, shall include any amendments, modifications, or replacements thereof. Whenever used herein, “or” shall include both the conjunctive and disjunctive unless the context requires otherwise, “any” shall mean “one or more,” and “including” shall mean “including without limitation.” Except to the extent otherwise expressly provided herein, all references to any Class B Holder shall be deemed to refer solely to such Person in its capacity as such Class B Holder and not in any other capacity.

Section 4.8. Severability. It is expressly understood and agreed that if any provision of this Agreement or the application of any such provision to any party or circumstance shall be determined by any court of competent jurisdiction to be invalid or unenforceable to any extent, the remainder of this Agreement, or the application of such provision to any party or circumstance other than those to which it is so determined to be invalid or unenforceable, shall not be affected thereby, and each provision hereof shall be enforced to the fullest extent permitted by law so long as the economic or legal substance of the matters contemplated by this Agreement is not affected in any manner materially adverse to any party. If the final judgment of a court of competent jurisdiction declares or finds that any term or provision hereof is invalid or unenforceable, the parties hereto agree that the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration or area of the term or provision, or to delete specific words or phrases, and to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified. If such court of competent jurisdiction does not so replace an invalid or unenforceable term or provision, the parties hereto will negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the matters contemplated hereby are fulfilled to the fullest extent possible.

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Section 4.9. Counterparts. This Agreement and any amendments may be executed simultaneously in two or more counterparts and delivered via facsimile or .pdf, each of which shall be deemed an original and all of which, when taken together, shall constitute one and the same document. The signature of any party to any counterpart shall be deemed a signature to, and may be appended to, any other counterpart.

Section 4.10. No Third Party Beneficiaries. This Agreement is not intended to, and does not, provide or create any rights or benefits of any Person other than the parties hereto and their successors and permitted assigns.

Section 4.11. Mutual Drafting. The parties hereto are sophisticated and have been represented by attorneys throughout the transactions contemplated hereby who have carefully negotiated the provisions hereof. As a consequence, the parties do not intend that the presumptions of laws or rules relating to the interpretation of contracts against the drafter of any particular clause should be applied to this Agreement or any agreement or instrument executed in connection herewith, and therefore waive their effects.

Section 4.12. Rights and Remedies Cumulative. The rights and remedies provided by this Agreement are cumulative and the use of any one right or remedy by any party shall not preclude or waive the right to use any or all other remedies. Such rights and remedies are given in addition to any other rights the parties may have by law, statute, ordinance or otherwise. No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute a waiver of any such breach or any other covenant, duty, agreement or condition.

Section 4.13. Amendment. The provisions of this Agreement may be amended only by the affirmative vote or written consent of each of (a) the Corporation, (b) the Company and (c) InnoHold; provided that, without the consent of any Person, a Person who becomes a Class B Holder after the date hereof pursuant to Section 4.1 shall execute and deliver a joinder to this Agreement to become a party to this Agreement.

Section 4.14. Tax Treatment. This Agreement shall be treated as part of the partnership agreement of the Company as described in Section 761(c) of the Code and Sections 1.704-1(b)(2)(ii)(h) and 1.761-1(c) of the Treasury Regulations promulgated thereunder. Notwithstanding anything to the contrary in this Agreement, for federal, state and local tax purposes, the Corporation, the Company and the Class B Holders shall report each Exchange consummated pursuant to this Agreement, whether directly to the Corporation or to the Company, as a taxable transfer of an interest in the Company to the Corporation pursuant to Section 1001 of the Code that is eligible to give rise to a Basis Adjustment (as such term is defined in the Tax Receivable Agreement) and none of the Corporation, the Company or any Class B Holder shall take a contrary position on any tax return or otherwise unless otherwise required pursuant to a determination within the meaning of Section 1313 of the Code.

Section 4.15. Further Action. Each party hereto shall execute, deliver, acknowledge and file such other documents and take such further actions as may be reasonably requested from time to time by the other party hereto to give effect to and carry out the transactions contemplated herein.

Section 4.16. Specific Performance. The parties hereto recognize that irreparable injury will result from a breach of any provision of this Agreement and that money damages will be inadequate to fully remedy the injury. Accordingly, in the event of a breach or threatened breach of one or more of the provisions of this Agreement, any party which may be injured (in addition to any other remedies which may be available to that party) shall be entitled (without the need to post any bond, surety, or other security) to one or more preliminary or permanent orders (a) restraining and enjoining any act which would constitute a breach or (b) compelling the performance of any obligation which, if not performed, would constitute a breach. Each party hereto further agrees that, in the event of any action for an injunction or other equitable remedy in respect of such breach or enforcement of specific performance, it will not assert the defense that a remedy at law would be adequate.

Section 4.17. Independent Nature of Class B Holders’ Rights and Obligations. The obligations of each Class B Holder hereunder are several and not joint with the obligations of any other Class B Holder, and no Class B Holder shall be responsible in any way for the performance of the obligations of any other Class B Holder hereunder. The decision of each Class B Holder to enter into to this Agreement has been made by such Class B Holder independently of any other Class B Holder. Nothing contained herein, and no action taken by any Class B Holder pursuant hereto, shall be deemed to constitute the Class B Holders as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Class B Holders are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated hereby and the Corporation acknowledges that the Class B Holders are not acting in concert or as a group, and the Corporation will not assert any such claim, with respect to such obligations or the transactions contemplated hereby.

[Signature pages follow]

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IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered, all as of the date first set forth above.

PURPLE INNOVATION, INC.

By:	/s/ Samuel D. Bernards
Name:	Samuel D. Bernards
Title:	Chief Executive Officer

PURPLE INNOVATION, LLC.

By:	/s/ Samuel D. Bernards
Name:	Samuel D. Bernards
Title:	Chief Executive Officer

INNOHOLD, LLC

By:	/s/ Terry V. Pearce
Name:	Terry V. Pearce
Title:	Manager

[Signature Page to Exchange Agreement]

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The undersigned does herby agree to the terms and conditions of the Exchange Agreement, dated as of February 2, 2018, and is bound by all terms and conditions thereof as of the date set forth below.

CLASS B HOLDERS:

Name:
Date:

[Signature Page of Holders Receiving Class B Units Subsequent to February 2, 2018]

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Exhibit A

FORM OF ELECTION OF EXCHANGE

Purple Innovation, Inc.

123 E. 200 N.

Alpine, UT 84004

Reference is hereby made to the Exchange Agreement, dated as of February 2, 2018 (the “Exchange Agreement”), among Purple Innovation, Inc., a Delaware corporation, Purple Innovation, LLC, a Delaware limited liability company, InnoHold, LLC, a Delaware limited liability company, and such other holders of Class B Units that may from time to time become parties thereto. Capitalized terms used but not defined herein shall have the meanings given to them in the Exchange Agreement.

As of the date set forth below, the undersigned Class B Holder hereby transfers to the Corporation or the Company, as applicable, the number of Class B Paired Securities set forth below in Exchange for shares of Class A Stock to be issued in its name as set forth below and/or a Cash Exchange Payment to the bank account set forth below, in accordance with the Exchange Agreement.

Legal Name of Class B Holder:

Address:

Number of Class B Paired Securities to be Exchanged:

Bank Account for Cash Exchange Payment and Instructions

The undersigned hereby represents and warrants that (i) the undersigned has full legal capacity to execute and deliver this Election of Exchange and to perform the undersigned’s obligations hereunder; (ii) this Election of Exchange has been duly executed and delivered by the undersigned and is the legal, valid and binding obligation of the undersigned enforceable against it in accordance with the terms thereof or hereof, as the case may be, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and the availability of equitable remedies; (iii) the Class B Paired Securities subject to this Election of Exchange are being transferred to the Company free and clear of any pledge, lien, security interest, encumbrance, equities or claim; and (iv) no consent, approval, authorization, order, registration or qualification of any third party or with any court or governmental agency or body having jurisdiction over the undersigned or the Class B Paired Securities subject to this Election of Exchange is required to be obtained by the undersigned for the transfer of such Class B Paired Securities to the Company.

The undersigned hereby irrevocably constitutes and appoints any officer of the Corporation as the attorney of the undersigned, with full power of substitution and resubstitution in the premises, to do any and all things and to take any and all actions that may be necessary to transfer to the Corporation or the Company, as applicable, the Class B Paired Securities subject to this Election of Exchange and to deliver to the undersigned the shares of Class A Stock to be delivered in Exchange therefor.

IN WITNESS WHEREOF the undersigned, by authority duly given, has caused this Election of Exchange to be executed and delivered by the undersigned or by its duly authorized attorney.

Name:
Date: